Exhibit 99.1

CAMBIUM NETWORKS PROVIDES FINANCIAL UPDATE

HOFFMAN ESTATES, Ill., November 18, 2025 — Cambium Networks Corporation (“Cambium Networks” or “Cambium”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced an update on recent financial and commercial activity.

Financial Highlights (unaudited):

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Cambium billed approximately $43 million of shipments to customers during the third quarter of 2025, compared to approximately $40 million during the second quarter of 2025, an increase of approximately 8%.
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Cambium’s customers placed approximately $45 million in new orders during the third quarter of 2025 compared to approximately $47 million during the second quarter of 2025. This 4% decrease is within the traditional seasonal variation between the second and third quarters that we have experienced in prior years.
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Although Cambium’s distributors experienced a decrease of approximately 9% in sell-through on a sequential quarter basis, this was largely due to lack of available inventory, and this is expected to improve as our available inventory improves.

“We are starting to see stability in our markets, as evidenced by our quarterly bookings and shipping levels and are encouraged by the normalized level of inventory in the channel,” said Morgan Kurk, president and CEO.

Cambium continues to innovate in both its enterprise and fixed wireless broadband product categories with significant new product introductions.

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In the enterprise product category, we launched and took initial orders for the X7-53X and the X7-55X Wi-Fi 7 access points. These ceiling-mounted multi-radio platforms are ideal for high client density deployments and complement the existing X7-35X Wi-Fi 7 access point. Initial shipments commenced in early fourth quarter 2025.
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In conjunction with the two new Wi-Fi 7 access points, we also announced two new multi-gigabit cnMatrix switches, the EX3030RM-P and the EX3052RM-P, which complement the Wi-Fi 7 access point’s capacity. Looking forward to 2026, we intend to continue to build our Wi-Fi 7 access point portfolio with wall plate and additional ceiling mount options to meet our customers’ needs as the industry transitions to Wi-Fi 7.
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In our fixed wireless product category, we introduced the ePMP Force 4518 and the ePMP Force 4616 subscriber radios, supporting 5 GHz and 6 GHz spectrum, respectively, and complementing the existing ePMP Force 4525 and ePMP Force 4625. The Force 4518 and Force 4616 are low-profile, cost-effective solutions that provide an aesthetically pleasing footprint while meeting service providers’ challenging average revenue per user (ARPU) driven business cases.

Kurk added, “I was also pleased to see the trend in the attach rate of cnMaestro X, our subscription-based native cloud management platform. cnMaestro X provides advanced AI-based network management and security services, coupled with vertical market-specific capability via our MarketApps that managed service providers supporting the multi-dwelling (MDU) and hospitality markets have come to rely on to deliver impeccable services to their clients.

As Cambium journeys forward, I want to thank our suppliers, partners, and customers for their continued support and our employees for their exceptional dedication.”

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences and device connectivity, with compelling economics. Our ONE Network platform simplifies management of Cambium Networks’ wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We make connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning revenues we expect to report for our second and third quarters of 2025 and impact on year-end estimated results, new bookings and sales out for the quarter, as well as statements concerning the growth of the Wi-Fi 7 market. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, statements regarding revenues and operating metrics that we expect to report for previously completed financial periods have not been audited or reviewed by our independent public accountants, and are therefore subject to change. Any such changes could be material.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our annual and quarterly reports previously filed with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our ability to predict and respond to emerging technological trends and network operators' changing needs; the sufficiency of our cash resources and needs for additional financing; our ability to forecast future demand; the impact of competitive pressures on the development of new products and our success against competitors in our markets; current or future unfavorable economic conditions, both domestically and in our foreign markets, including the risk of a global or localized recessions; and our ability to regain compliance with our SEC filing obligations or the timing thereof. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise.

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Contacts:
Investor Relations

Cambium Networks

investors@cambiumnetworks.com